CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in the Cypress Semiconductor Corporation’s Annual Report on Form 10-K for the year ended December 29, 2013.
/s/ PricewaterhouseCoopers LLP
San Jose, California
October 31, 2014